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                                  EXHIBIT 23.2



                        CONSENT OF INDEPENDENT APPRAISER



         We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-94379) of the reference to us which appears in Note 2 to the Financial Statements in Boston Biomedica, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



         /s/ The Michel/Shaked Group
         The Michel/Shaked Group.
         A division of Back Bay Management Corporation



         Boston, Massachusetts
         November 20, 2000